Exhibit 10.42
SERIES A SENIOR NOTES PROCEEDS LOAN AGREEMENT
     THIS SERIES A SENIOR NOTES PROCEEDS LOAN AGREEMENT (this “Agreement”), dated as of December 23, 2009, is made by and between CLEAR CHANNEL WORLDWIDE HOLDINGS, INC., a Nevada corporation (the “Lender”) and CLEAR CHANNEL OUTDOOR, INC., a Delaware corporation (the “Borrower”).
RECITALS
     WHEREAS, the Lender intends to issue $500,000,000.00 aggregate principal amount of 9.25% Series A Senior Notes due 2017 (the “Notes”) under an indenture dated as of the date hereof (the “Indenture”), among the Lender, as issuer, U.S. Bank National Association, as trustee, and the guarantors party thereto; and
     WHEREAS, the Lender has agreed to lend the proceeds of the issuance of the Notes to the Borrower pursuant to this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:
1. Interpretation.
1.1 Defined Terms.
     “Bankruptcy Event” means an Event of Default specified in clause (6) or (7) of Section 6.01(a) of the Indenture with respect to the Borrower.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York.
     “Final Maturity Date” means the final maturity date of the Notes, being December 15, 2017.
     “Note Guarantee” means the Borrower’s guarantee of the Lender’s obligations under the Indenture and the Notes.
     “Loan” means the amount loaned (as from time to time reduced by repayment or prepayment) under this Agreement.
     “Trustee Account” means that certain trustee account established by the Lender for the benefit of the holders of the Notes pursuant to the Indenture.
1.2 Terms Defined in the Indenture. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. Loan. In accordance with the terms of this Agreement, the Lender shall loan to the Borrower an amount of $500,000,000.00 on the date on which the Notes are issued. The amount loaned hereunder shall be used for the purpose of paying any fees or expenses incurred in connection with the issuance of the Notes, to fund $50,000,000 of the Guarantor Liquidity Amount and for general corporate purposes of the Borrower.
3. Interest.
3.1 The Loan shall bear interest on terms corresponding to those under the Indenture for interest payable from time to time in respect of the Notes, including default interest, if any.
3.2 Interest will be due and payable on the date on which interest is due and payable under the Indenture.
4. Payments.
4.1 All payments under this Agreement shall be made in U.S. dollars on the due date to the Trustee Account or to such other person or bank and bank account as may be notified by the Lender to the Borrower from time to time.
4.2 All payments shall be made free and clear of any deduction or withholding whatsoever, except as required by law.
4.3 Any payment which falls due on a day which is not a Business Day shall instead be made on the preceding Business Day.
5. Term of the Loan.
5.1 On the Final Maturity Date, the Borrower shall repay in full the outstanding principal amount of the Loan, plus accrued and unpaid and payable thereon.
5.2 If the Lender elects to purchase, redeem, prepay or defease any Notes (including, without limitation, through any optional redemption, open market purchase or tender offer), the Borrower shall prepay the Loan in an amount equal to the aggregate principal amount of Notes purchased, redeemed, prepaid or defeased, plus the Applicable Premium payable thereon or any other premium payable thereon, plus accrued and unpaid interest thereon. Lender agrees to notify the Borrower as soon as reasonably practicable after the announcement of any purchase, redemption, prepayment or defeasance of the Notes and of the date such transaction shall occur, and Borrower’s prepayment under this clause 5.2 shall be made by such date.
5.3 In the event any principal amount of the Notes is required to be purchased, redeemed, prepaid or defeased (whether at maturity, upon acceleration, at the election of any holder of Notes or otherwise) in accordance with the terms and conditions of the Indenture, the Borrower shall prepay the Loan in an amount equal to the aggregate principal amount of Notes to be purchased, redeemed, prepaid or defeased, plus any premium payable thereon, plus accrued and unpaid interest thereon. Any prepayment required to be made under this clause 5.3 shall be made by the date on which the Lender is required to make the corresponding purchase, redemption, prepayment or defeasance under the Indenture. The Lender agrees to notify the

Borrower of any purchase, redemption, prepayment or defeasance under the Indenture as soon as reasonably practicable after the date upon which it becomes aware of any such requirement to purchase, redeem, prepay or defease.
5.4 Upon the occurrence of a Bankruptcy Event, the Borrower shall prepay the Loan in full, together with all amounts (including, without limitation, interest) owing by the Borrower under this Agreement. If, following a Bankruptcy Event, any cash or other property of the Borrower (or any reorganized debtor) is distributed to the Lender on account of the Loan (whether interim payments in respect of adequate protection, distributions under a plan of reorganization or otherwise), the outstanding principal amount of the Loan shall be reduced on a dollar-for-dollar basis by the amount of such cash or fair market value of such property.
5.5 The Borrower may not prepay or repay any or all of the Loan save as set forth in this clause or as otherwise agreed between the parties.
6. Costs and Expenses. In the event that principal or any interest payable under this Agreement is not paid when due, or in the event that proceedings at law or in equity are instituted in connection with this Agreement, or in the event that it becomes necessary to enforce any of the rights or agreements contained in this Agreement, the Borrower shall pay all costs of collection or attempting to collect this Agreement or protecting or enforcing such rights, including reasonable attorneys’ fees and expenses, whether suit is brought or not.
7. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement.
8. Amendment. This Agreement may be amended only by a written instrument executed by the Lender and the Borrower.
9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10. Assignment. This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned without the prior written consent of each of the parties.

11. Headings. The captions and headings are for convenience of reference only and shall not affect the interpretation of this Agreement.
12. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand or courier or three days after the date when posted by air mail, with postage prepaid, addressed to the attention of the Chief Financial Officer at such party’s business address, or to such other person, address, facsimile number or e-mail address as a party to this Agreement may furnish to the other in writing, it being understood that electronic transmissions are deemed received at the time of receipt.
13. Counterparts. This agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all of which together shall constitute one and the same agreement.
14. Additional Documents and Acts. Each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and as may be necessary or appropriate to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement.
15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
16. Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE LENDER AND THE BORROWER HEREBY (i) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LENDER:

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

By:	/s/ Randall T. Mays

Name:	Randall T. Mays
Title:	Chief Financial Officer

BORROWER:

CLEAR CHANNEL OUTDOOR, INC.

By:	/s/ Brian Coleman

Name:	Brian Coleman
Title:	Senior Vice President and Treasurer
Signature Page to Series A Senior Notes Proceeds Loan Agreement